Exhibit 99.1

FOR IMMEDIATE RELEASE

October 20, 2009

CONTACT:

Investors—(301) 968-9300

Media—(301) 968-9400

AGNC REPORTS $1.82 EARNINGS AND $22.23 BOOK VALUE PER SHARE

Bethesda, MD – October 20, 2009 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the third quarter of 2009 of $31.2 million, or $1.82 per share and book value of $22.23 per share.

THIRD QUARTER 2009 HIGHLIGHTS

•	$95 million (approximate net proceeds) raised in an August equity offering

-	4.3 million shares at $23.30 per share

•	$1.40 per share dividend declared

•	$1.89 per share of taxable income

-	$0.90 per share of undistributed taxable income as of September 30, 2009

•	$1.82 per share of net income

-	Including $0.73 per share of other income

•	32.9% annualized return on average stockholders’ equity (“ROE”) for the quarter

-	20.8% ROE, net of other income

•	2.68% average net interest rate spread for the quarter

•	$3.4 billion agency securities portfolio at fair value as of September 30, 2009

-	31% increase from June 30, 2009

•	Proactively repositioned investment portfolio to lock-in current valuations and diversify exposure

•	7.3x(1) leverage as of September 30, 2009

•	$22.23 book value per share as of September 30, 2009, an increase of 7%, or $1.47 per share, from June 30, 2009

•	Established a Dividend Reinvestment Plan and Direct Stock Purchase Plan

(1)	Leverage calculated as total repurchase agreements outstanding plus payable for agency securities purchased but not yet settled less receivable for agency securities sold but not yet settled divided by total stockholders’ equity as of September 30, 2009.

American Capital Agency Corp.

October 20, 2009

“This was another strong quarter for AGNC with continued book value appreciation, $1.40 dividend, and undistributed taxable income that now totals $0.90 per share. During the quarter prepayments remained benign and funding costs remained low,” commented Gary Kain, Chief Investment Officer of AGNC. “The market landscape continues to evolve, and we remain focused on positioning the portfolio to meet these changes while generating attractive risk-adjusted returns for our stockholders.”

AUGUST 2009 COMMON EQUITY OFFERING

In August 2009, AGNC completed its first common equity offering since its May 2008 initial public offering. The Company raised total net proceeds of approximately $95 million, after underwriting discounts and offering expenses, through the issuance of 4.3 million common shares, including the over-allotment, at a price of $23.30 per share. The offering was accretive to September 30, 2009 book value by $0.28 per share.

THIRD QUARTER 2009 DIVIDEND DECLARATION

On September 22, 2009, the Board of Directors of the Company declared a third quarter 2009 dividend of $1.40 per share to stockholders of record as of October 2, 2009, to be paid on October 27, 2009. Since its May 2008 initial public offering, AGNC has paid or declared a total of $100.0 million in dividends, or $6.26 per share. After adjusting for the third quarter 2009 accrued dividend, AGNC had approximately $0.90 per share outstanding of undistributed taxable income as of September 30, 2009.

INVESTMENT PORTFOLIO

As of September 30, 2009, the Company’s investment portfolio totaled $3.4 billion of agency securities at fair value, comprised of $1.3 billion of fixed-rate agency securities, $1.9 billion of adjustable-rate agency securities and $0.2 billion of collateralized mortgage obligations (“CMOs”) backed by fixed and adjustable-rate agency securities. As of September 30, 2009, AGNC’s investment portfolio was comprised of 32% 30-year fixed-rate securities, 3% 40-year fixed-rate securities, 2% 15-year fixed-rate securities, 55% adjustable-rate securities and 8% CMOs backed by fixed and adjustable-rate agency securities.

In the quarter, AGNC reduced its exposure to higher coupon securities while increasing its holdings of lower coupon hybrid ARM and fixed-rate securities. The changing portfolio composition was a reaction to the continued strong price performance of higher coupon securities as market prepayment assumptions and risk premiums continue to decline, coupled with the increased risk of GSE buyouts(2) on many types of these seasoned securities. Given the combination of these factors, AGNC felt that an over-allocation to higher coupon securities backed by certain types of collateral was no longer warranted. Examples of specific portfolio actions taken by AGNC this quarter were to:

(2)	A U.S. Government agency or U.S. Government-sponsored entity may buyout loans in underlying mortgage pools of agency securities for a variety of reasons, including loan modifications, seriously delinquent loans, foreclosure sales as well as other reasons. These GSE buyouts effectively increase prepayments.

American Capital Agency Corp.

October 20, 2009

•	Sell a significant amount of higher coupon securities that AGNC believes have a relatively high risk of prepayments related to GSE buyouts;

•	Lower the weighted average coupon on its hybrid ARM portfolio by 54 basis points from June 30, 2009 to 5.43% as of September 30, 2009; and

•

Increase the percentage of hybrid ARM securities with coupons less than 5.0% from 2% as of June 30, 2009 to 20% as of September 30, 2009 and lower the percentage of hybrid ARM securities with coupons greater than 6.0% from 51% as of June 30, 2009 to 20% as of September 30, 2009.

OTHER INCOME, NET

During the quarter, AGNC produced $12.6 million in other income, net, or $0.73 per share, as a result of actively managing its investment portfolio. AGNC will continue to evaluate new investment opportunities throughout the agency securities market and proactively assess its current holdings in an effort to balance stockholder returns and book value preservation.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter, the annualized weighted average yield on average earning assets was 4.38% and the annualized average cost of funds was 1.70%, including 0.54% of amortization expense associated with the termination of interest rate swaps, which resulted in a net interest rate spread of 2.68%. As of September 30, 2009, the weighted average yield on earning assets was 4.13% and the weighted average cost of funds was 1.68%, including 0.48% of amortization expense associated with the termination of interest rate swaps, which resulted in a net interest rate spread of 2.45% as of September 30, 2009.

The actual constant prepayment rate (“CPR”) for the Company’s portfolio held in the third quarter was 19%. The Company’s projected CPR for the remaining life of its investments as of September 30, 2009 was 17%. This reflects a drop from 21% as of June 30, 2009.

The weighted average cost basis of the investment portfolio was 103.5% of par as of September 30, 2009. The amortization of premiums (net of any accretion of discounts) on the investment portfolio for the quarter was $9.4 million, or $0.55 per share. The unamortized net premium as of September 30, 2009 was $112.8 million.

LEVERAGE AND HEDGING ACTIVITIES

As of September 30, 2009, the Company’s $3.4 billion investment portfolio was financed with $2.9 billion of repurchase agreements and $0.4 billion of equity capital, resulting in a leverage ratio of 6.9x. When adjusted for the net liability for agency securities not yet settled, the leverage ratio was 7.3x as of September 30, 2009. Of the $2.9 billion borrowed under repurchase agreements as of September 30, 2009, $1.3 billion had original maturities of 30 days or less, $0.9 billion had original maturities

American Capital Agency Corp.

October 20, 2009

greater than 30 days and less than or equal to 60 days and the remaining $0.7 billion had original maturities of 61 days or more. As of September 30, 2009, the Company had repurchase agreements with 18 counterparties, with no more than 6% of stockholders’ equity at risk with a single counterparty.

The Company’s swap positions as of September 30, 2009 totaled $1.4 billion in notional amount at an average fixed pay rate of 2.02%, a weighted average receive rate of 0.25% and a weighted average maturity of 2.8 years. During the quarter, AGNC entered into six interest rate swaps with a combined notional amount of $450 million, an average term of approximately 36 months and a weighted average fixed pay rate of 1.88%.

During the quarter, the Company recognized $3.7 million, or $0.22 per share, in amortization expense associated with the termination of interest rate swaps (included in interest expense on the income statement). As of September 30, 2009, there remained $9.9 million of realized losses associated with the prior termination of interest rate swaps that will be amortized into GAAP and taxable income over the next three quarters. The Company did not terminate any interest rates swaps during the third quarter of 2009.

As of September 30, 2009, the Company’s book value per share was $22.23, or $1.47 higher than the June 30, 2009 book value per share of $20.76 and $5.03 higher than the December 31, 2008 book value per share of $17.20. The Company’s book value fully reflects all costs associated with the termination of interest rate swaps.

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008	September 30, 2008
	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged assets of $3,189,782, $1,522,001, and $1,500,362, respectively)	$3,438,127	$1,573,383	$1,624,060
Cash and cash equivalents	103,626	56,012	17,031
Restricted cash	9,656	18,692	18,914
Interest receivable	20,330	7,851	8,375
Derivative assets, at fair value	—	—	2,935
Receivable for agency securities sold	84,857	—	53,531
Principal payments receivable	22,705	—	—
Other assets	805	387	613

Total assets	$3,680,106	$1,656,325	$1,725,459

Liabilities:
Repurchase arrangements	$2,949,010	$1,346,265	$1,434,363
Payable for agency securities purchased	254,305	—	—
Accrued interest payable	1,433	3,664	1,875
Derivative liabilities, at fair value	17,493	29,277	5,114
Dividend payable	27,050	18,006	15,005
Due to Manager	619	714	482
Accounts payable and other accrued liabilities	669	248	758

Total liabilities	3,250,579	1,398,174	1,457,597

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—
Common stock, $0.01 par value; 150,000 shares authorized, 19,322, 15,005 and 15,005 shares issued and outstanding, respectively	193	150	150
Additional paid-in capital	380,944	285,917	285,910
Retained earnings (accumulated deficit)	13,293	(2,310)	4,744
Accumulated other comprehensive income (loss)	35,097	(25,606)	(22,942)

Total stockholders’ equity	429,527	258,151	267,862

Total liabilities and stockholders’ equity	$3,680,106	$1,656,325	$1,725,459

American Capital Agency Corp.

October 20, 2009

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from May 20, 2008 (date operations commenced) through September 30,
	2009	2008	2009	2008
Interest income:
Interest income	$32,793	$28,071	$86,834	$37,995
Interest expense	11,551	11,009	29,265	14,606

Net interest income	21,242	17,062	57,569	23,389

Other income, net:
Gain (loss) from sale of agency securities, net	16,070	(162)	30,418	69
(Loss) gain from derivative instruments, net	(3,435)	4,340	(2,567)	4,557

Total other income, net	12,635	4,178	27,851	4,626
Expenses:
Management fees	1,166	915	3,008	1,317
General and administrative expenses	1,474	1,424	4,498	2,298

Total expenses	2,640	2,339	7,506	3,615

Net income	$31,237	$18,901	$77,914	$24,400

Net income per common share—basic and diluted	$1.82	$1.26	$4.95	$1.63

Weighted average number of common shares outstanding—basic and diluted	17,191	15,005	15,741	15,005

Dividends declared per common share	$1.40	$1.00	$3.75	$1.31

American Capital Agency Corp.

October 20, 2009

AMERICAN CAPITAL AGENCY CORP.

KEY PORTFOLIO CHARACTERISTICS*

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from May 20, 2008 (date operations commenced) through September 30,
	2009	2008	2009	2008
Average agency securities, at cost	$2,992,151	$2,028,771	$2,365,925	$1,888,135
Average total assets, at cost	$3,263,632	$2,073,893	$2,477,227	$1,938,623
Average repurchase agreements	$2,693,851	$1,795,218	$2,127,918	$1,649,826
Average stockholders’ equity	$376,229	$264,985	$319,165	$267,800

Fixed-rate agency securities, at fair value—as of period end	$1,272,407	$1,624,060	$1,272,407	$1,624,060
Adjustable-rate agency securities, at fair value—as of period end	$1,904,184	$—	$1,904,184	$—
CMO agency securities, at fair value—as of period end	$261,536	$—	$261,536	$—

Average asset yield (1)	4.38%	5.50%	4.89%	5.50%
Average cost of funds (2)	1.16%	2.45%	1.42%	2.41%
Average cost of funds—terminated swap amortization expense (3)	0.54%	N/A	0.42%	N/A
Average net interest rate spread (4)	2.68%	3.05%	3.05%	3.09%
Net return on average equity (5)	32.94%	28.30%	32.64%	24.82%

Leverage (average during the period) (6)	7.2:1	6.8:1	6.7:1	6.2:1
Leverage (as of period end) (7)	7.3:1	5.4:1	7.3:1	5.4:1

Annualized expenses % of average assets (8)	0.32%	0.45%	0.41%	0.51%
Annualized expenses % of average equity (9)	2.78%	3.50%	3.14%	3.68%
Book value per common share as of period end (10)	$22.23	$17.85	$22.23	$17.85

*	All percentages are annualized.

(1)	Weighted average asset yield for the period was calculated by dividing the Company’s total interest income on agency securities less amortization of premiums and discounts by the Company’s weighted average agency securities.
(2)	Weighted average cost of funds for the period was calculated by dividing the Company’s total interest expense by the Company’s weighted average repurchase agreements. Total interest expense excludes amortization expense related to the fair value of terminated swaps during the periods presented.
(3)	Represents amortization expense associated with the termination of interest rate swaps of $3.7 million in the third quarter of 2009 and $6.7 million in the first nine months of 2009.
(4)	Average net interest rate spread for the period was calculated by subtracting the Company’s weighted average cost of funds, net of interest rate swaps and terminated swap amortization expense, from the Company’s weighted average asset yield.
(5)	Net return on average stockholders’ equity for the period was calculated by dividing the Company’s net income by the Company’s average stockholders’ equity.
(6)	Leverage during the period was calculated by dividing the Company’s average repurchase agreements outstanding for the period by the Company’s average stockholders’ equity.
(7)	Leverage at period end was calculated by dividing the amount outstanding under the Company’s repurchase agreements and net liabilities for unsettled agency securities by the Company’s total stockholders’ equity at period end.
(8)	Annualized expenses as a % of average total assets was calculated by dividing the Company’s total expenses by the Company’s average total assets.
(9)	Annualized expenses as a % of average stockholders’ equity was calculated by dividing the Company’s total expenses by the Company’s average stockholders’ equity.
(10)	Book value per share was calculated by dividing the Company’s total stockholders’ equity by the Company’s number of shares outstanding.

N/A – Not applicable.

American Capital Agency Corp.

October 20, 2009

DIVIDEND REINVESTMENT PLAN AND DIRECT STOCK PURCHASE PLAN

During the quarter, AGNC established a Dividend Reinvestment Plan (“DRIP”) and Direct Stock Purchase Plan (“DSPP”) to provide prospective investors and existing stockholders with a convenient and economical method to purchase shares of our common stock. By participating in the plan, investors may purchase additional shares of common stock by reinvesting some or all of the cash dividends received on shares of our common stock. Investors may also make optional cash purchases of shares of our common stock subject to certain limitations detailed in the plan prospectus. To review the plan prospectus, please visit our Investor Relations website at www.AGNC.com.

STOCKHOLDER CALL

AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 21, 2009 at 11:00 am ET. The stockholder call can be accessed through a live webcast, free of charge, at www.AGNC.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 36505533. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2009 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the stockholder call combined with the slide presentation will be made available on our website after the call on October 21, 2009. In addition, there will be a phone recording available from 2:00 pm ET on October 21, 2009 until 11:59 pm ET on November 4, 2009. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The conference ID number for both domestic and international callers is 36505533.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 968-9300 or send an email to IR@AGNC.com.

American Capital Agency Corp.

October 20, 2009

ABOUT AGNC

AGNC is a REIT that invests exclusively in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by an affiliate of American Capital, Ltd. (“American Capital”). For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $11 billion(3) in capital resources under management and nine offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

(3)	As of June 30, 2009.